United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 25, 2015

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2015, the Company held its 2015 Annual Meeting of Shareholders.

Three proposals were submitted to and approved by the Company's shareholders. Of the 75,078,096 shares of common stock outstanding at July 24, 2015 (the record date), the holders of 67,682,167 shares, representing 90.15% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy. A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Idaho law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. The proposals are described in detail in the Company's Proxy Statement that was filed with the Securities and Exchange Commission on August 7, 2015. The final results were as follows:

PROPOSAL #001 ELECTION OF DIRECTORS

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Robert O. Grover	43,386,979	2,389,201	21,904,387
K. Sue Redman	45,364,196	411,984	21,904,387
Paula LuPriore	45,293,696	482,484	21,904,387
Todd R. Hackett	44,343,578	1,432,602	21,904,387
Murali Ranganathan	45,330,629	445,551	21,904,387
Britt E. Ide	45,260,579	515,601	21,904,387

PROPOSAL #002 RATIFY M&K CPAS, PLLC, AS INDEP. REG. PUBLIC ACCOUNTANT

FOR	AGAINST	ABSTAIN
66,862,086	779925	40,156

PROPOSAL #003 INCREASE IN SHARE AUTHORIZATION

FOR	AGAINST	ABSTAIN
61,555,394	5,007,679	622,900

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	OCTOBER 15, 2015	By:	/s/ Robert O. Grover
Robert O. Grover
CEO